UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2019

LEAF GROUP LTD.

(Exact name of Registrant as specified in its charter)

Delaware	001- 35048	20-4731239
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1655 26th Street Santa Monica, California	90404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 656-6253

Not Applicable

(Former name or former address if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.0001 par value	LEAF	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ¨☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ¨☐

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 3, 2019, Leaf Group Ltd. (the “Company”) announced the appointment of Brian Gephart as Chief Accounting Officer of the Company. Effective upon his commencement of employment on June 3, 2019, Mr. Gephart will assume the role of the Company’s principal accounting officer.

Prior to joining the Company and since August 2017, Mr. Gephart, 40, served as Chief Accounting Officer of JH Capital Group, a diversified specialty finance company providing a wide array of solutions for consumers and businesses across a broad range of assets.  Prior to joining JH Capital Group, Mr. Gephart was a Director at PricewaterhouseCoopers LLP specializing in Capital Markets & Accounting Advisory Services from 2011 to August 2017, where he advised a variety of private and public companies on capital market transactions, mergers and acquisitions and financial reporting and accounting matters.  Mr. Gephart received a bachelor’s degree in Accounting from Hillsdale College, and an M.B.A. from DePaul University. Mr. Gephart is a Certified Public Accountant.

Gephart Employment Agreement

On May 15, 2019, the Company entered into an Employment Agreement with Mr. Gephart (the “Gephart Agreement”). The Gephart Agreement is effective as of June 3, 2019 and expires on June 3, 2022, unless earlier terminated.

The Gephart Agreement provides for an annual base salary of $265,000, subject to increase at the discretion of the Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors (the “Board”). The Gephart Agreement also provides an opportunity for Mr. Gephart to earn an annual discretionary cash performance bonus that is targeted at 30% of his base salary in effect for any calendar year based on the achievement of Company performance metrics and/or individual performance objectives, in each case, as established and approved by the Board or Compensation Committee. Mr. Gephart is also entitled to participate in customary health, welfare and fringe benefit plans.

In connection with the commencement of his employment, Mr. Gephart will be granted 30,000 restricted stock units (“RSUs”), which will vest over three years with one-third of the RSUs vesting on the first anniversary of the date on which such RSUs are granted and the remaining two-thirds vesting in 24 substantially equal monthly installments commencing on each monthly anniversary thereafter, subject to Mr. Gephart’s continued employment through the applicable vesting date. In addition, during the employment period set forth in the Gephart Agreement and at the Company’s discretion, Mr. Gephart will be eligible to receive periodic equity incentive awards from the Company.

If Mr. Gephart’s employment is terminated by the Company without “cause,” or by Mr. Gephart for “good reason” in connection with a “change in control,” or as a result of Mr. Gephart’s death or “disability” (each, as defined in the Gephart Agreement), then, in addition to accrued amounts, Mr. Gephart will be entitled to receive the following benefits:

•                  a lump-sum payment in an amount equal to six months of Mr. Gephart’s annual base salary then in effect, payable on the 60th day following the date of termination;

•                  a lump-sum payment in an amount equal to any earned but unpaid prior-year bonus, payable on the date on which annual bonuses are paid to the Company’s senior executives generally for such calendar year, but in no event later than March 15th  of the calendar year immediately following the calendar year in which the date of termination occurs;

•                  Company-paid healthcare continuation coverage for Mr. Gephart and his dependents for up to six months after the date of termination; and

•                  upon a qualifying termination in connection with a change in control, accelerated vesting of all outstanding equity awards held by Mr. Gephart on the later of the date of termination and the date of the such change of control.

Mr. Gephart’s right to receive the severance payments (either in connection with a change in control or outside the change in control context) described above is subject to his delivery of an effective general release of claims in favor of the Company. In addition, to the extent that any payment or benefit received or to be received by Mr. Gephart, including any payment or benefit received in connection with a termination of Mr. Gephart’s employment, would be subject to an excise tax under Section 4999 of the Internal Revenue Code, such payments and/or benefits will be subject to a “best pay cap” reduction if such reduction would result in a greater net after-tax benefit to Mr. Gephart than receiving the full amount of such payments.

The foregoing summary of the Gephart Agreement does not purport to be complete and is subject to and is qualified in its entirety by reference to the full text of the Gephart Agreement included as Exhibit 10.1 hereto.

Item 7.01              Regulation FD Disclosure.

On June 3, 2019, the Company issued a press release announcing the appointment of Mr. Gephart as Chief Accounting Officer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information in this Item 7.01 of Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01              Financial Statements and Exhibits.

(d)                   Exhibits

Exhibit No.	Description

10.1	Employment Agreement by and between Brian Gephart and Leaf Group Ltd., dated as of May 15, 2019.

99.1	Press Release dated June 3, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2019	LEAF GROUP LTD.

	By:	/s/ Adam Wergeles
Adam Wergeles
Executive Vice President and General Counsel